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                                                                    Exhibit 23.5

                        [Ernst & Young Ltd. Letterhead]



                        Consent of Independent Auditors

We consent to the reference to our firm under the captions "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Experts" and to the use of our report dated 8 March 2000 (except for note 38, as to which the date is 18 April 2000 and Note 1(f) as to which the date is 17 August 2000) in the Registration Statement (Form F-1 No. 333-xxxxx) and related Prospectus of UBS AG for the registration of debt securities.


                                        Ernst & Young Ltd.



By:  /s/ Peter Heckendorn               By:  /s/ Kenneth D. Marshall
     ___________________________             ___________________________
     Name:  Peter Heckendorn                 Name:  Kenneth D. Marshall
     Title: lic. acc. in charge of           Title: Certified Public Accountant
             the audit                              in charge of the audit


Basel, Switzerland
21 December 2000